UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): January 29, 2024

PALATIN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4B Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 495-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	PTN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 29, 2024, Palatin Technologies, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the investors named on the signature page thereto, to sell in a registered direct offering (the “RD Offering”), an aggregate of 1,831,503 shares of common stock, $0.01 par value per share (the “Shares”), of the Company. The Purchase Agreement also provides that the Company will issue to the investors in the RD Offering, unregistered warrants (the “Private Warrants”) to purchase up to 1,831,503 shares of the Company’s common stock (the “Private Warrant Shares”) in a concurrent private placement (the “Private Offering” and together with the RD Offering, the “Offering”). The Shares and accompanying Private Warrants were offered at a combined offering price of $5.46.

The Private Warrants are exercisable on the six-month anniversary of the issuance date for a period of four years from the issuance date, at an exercise price equal to $5.46 per Private Warrant Share. The Private Warrants are exercisable for cash, or, solely during any period when a registration statement for the issuance or resale of the Private Warrant Shares issuable upon exercise of the Private Warrants to or by the holder of such Private Warrants is not in effect, on a cashless basis.

H.C. Wainwright & Co., LLC (the “placement agent”) acted as exclusive placement agent in connection with the Offering. The Company paid the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds of the Offering and for certain expenses and legal fees in connection with the Offering. In addition, the Company also issued to the placement agent or its designees warrants (the “Placement Agent Warrants”) to purchase up to 91,575 shares of the Company’s common stock (the “Placement Agent Warrant Shares”) as part of the compensation payable to the placement agent. The Placement Agent Warrants have substantially the same terms as the Private Warrants, except that the Placement Agent Warrants have an exercise price of $6.825 per share.

The net proceeds from the Offering, after deducting the placement agent fees and offering expenses, were approximately $9.2 million. The Company intends to use the net proceeds received from the Offering for general working capital purposes.

The Shares were offered and sold pursuant to a prospectus, dated September 26, 2022, and a prospectus supplement, dated January 29, 2024, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-262555).

The Purchase Agreement contains representations and warranties that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The Purchase Agreement also contains customary conditions to closing, termination rights of the parties, certain indemnification obligations of the Company and ongoing covenants for the Company, including a prohibition on the Company’s sale and issuance of additional securities for a period of 60 days from the closing date of the Offering and entering into variable rate transactions (as defined in the Purchase Agreement) for a period of 12 months from the closing date of the Offering, subject to certain exceptions.

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A holder (together with its affiliates) may not exercise any portion of the Private Warrants to the extent that the holder would own more than 9.99% (or, at the holder’s option upon closing of the Offering, 4.99%) of the number of shares of the Company’s outstanding common stock immediately after exercise. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

The descriptions of terms and conditions of the Purchase Agreement, the Private Warrants, and the Placement Agent Warrants set forth herein do not purport to be complete and are qualified in their entirety by the full text of the form of Purchase Agreement, the form of Private Warrant, and the form of Placement Agent Warrant, which are attached hereto as Exhibits 10.1, 4.1 and 4.2, respectively, and incorporated herein by reference. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business and investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) for any other such factual information.

A copy of the opinion of Thompson Hine LLP relating to the legality of the common stock offered by us in the RD Offering is attached as Exhibit 5.1 hereto.

The Offering closed on February 1, 2024.

This Current Report on Form 8-K does not constitute an offer to sell the securities or a solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Company cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding the expected net proceeds therefrom. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risks and uncertainties associated with market conditions and risks and uncertainties inherent in the Company’s business; and other risks described in the Company’s filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Current Report on Form 8-K related to the Private Offering and the issuance of the Private Warrants and the Placement Agent Warrants and the shares of common stock issuable upon the exercise thereof are incorporated by reference into this Item 3.02. The Private Warrants, the Placement Agent Warrants, the Private Warrant Shares and the Placement Agent Warrant Shares described in this Current Report on Form 8-K have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were offered and sold in reliance upon exemption from the registration requirements under Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder.

Item 8.01 Other Events.

Press Release

On January 30, 2024, the Company issued a press release announcing the Offering and on February 1, 2024, the Company issued a press release announcing the closing of the Offering. Copies of the press releases are attached as Exhibits 99.1 and 99.2, respectively and are incorporated herein by reference.

Sale of Vyleesi (Bremelanotide) Product

As previously disclosed, on December 20, 2023, the Company closed on the sale of its product Vyleesi® (bremelanotide injection) to Cosette Pharmaceuticals, Inc. (“Cossette”) a U.S.-based, specialty pharmaceutical company. Vyleesi is the first and only as-needed treatment approved by the Food and Drug Administration for premenopausal women with acquired, generalized hypoactive sexual desire disorder.

The divestiture of the Vyleesi asset, which the Company reacquired from AMAG Pharmaceuticals in July 2020 as a result of mutual termination of a license agreement between the parties, was consistent with the Company’s business strategy to concentrate on its clinical pipeline and developing novel therapeutics that modulate the melanocortin receptor system. The net operating results of Vyleesi is not material to the Company’s overall operating results. The prior calendar year net operating results of Vyleesi are not material to the Company’s overall prior calendar year net operating results.

Under the terms of the asset purchase agreement with Cosette, the Company received $9.5 million of the $12 million upfront payment at closing, and will receive the remaining $2.5 million twelve months after closing. The Company is also eligible to receive up to $159 million contingent upon the achievement of sales milestones ranging from annual net sales of $15 million to $200 million. The Company transferred to Cosette all information, data, and assets related exclusively to Vyleesi. The Company  is providing certain transitional services to Cosette for a period of time to ensure continued patient access to Vyleesi while Vyleesi is operationally separated from the Company. Cosette will reimburse the Company for the costs of the transition services. The Company is also eligible to receive regulatory approval milestones of $10.5 million associated with the previous licensing of Vyleesi, consisting of $7.5 million related to Fosun for China and $3.0 million related to Kwangdong for S. Korea.

The Vyleesi asset transaction results in an accounting treatment in which the $12 million upfront payment is recognized as revenue upon receipt in the statement of operations, net of Vylessi inventory transferred to Cosette of approximately $1.8 million, which is eliminated from the balance sheet, and the up to $159 million contingent upon the achievement of sales milestones is recognized as revenue upon receipt in the statement of operations.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

4.1	Form of Private Warrant.

4.2	Form of Placement Agent Warrant.

5.1	Opinion of Thompson Hine LLP, dated February 1, 2024.

10.1	Form of Securities Purchase Agreement, dated January 29, 2024, by and between the Company and the Purchasers named therein.

23.1	Consent of Thompson Hine LLP (included in Exhibit 5.1 above).

99.1	Press Release, dated January 30, 2024.

99.2	Press Release, dated February 1, 2024

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: February 1, 2024	By:	/s/ Stephen T. Wills
Stephen T. Wills, CPA, MST
Executive Vice President, Chief Financial Officer and Chief Operating Officer

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